Exhibit 99.1

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the Common Shares of Beneficial Interest, par value $0.001 per share, of MidCap Apollo Institutional Private Lending. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Mubadala Investment Company PJSC

September 11, 2025
Date

/s/ Matthew Ryan
Signature

Authorized Signatory
Name/Title

Mamoura Diversified Global Holding PJSC

September 11, 2025
Date

/s/ Matthew Ryan
Signature

Authorized Signatory
Name/Title

MIC Capital Management 85 RSC Ltd.

September 11, 2025
Date

/s/ Matthew Ryan
Signature

Authorized Signatory
Name/Title